FLOW INTERIM SERVICING AGREEMENT

between

LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.,
Purchaser

and

GREENPOINT MORTGAGE FUNDING, INC.
Seller

Dated as of April 10, 2006

CONVENTIONAL FIXED AND ADJUSTABLE RATE RESIDENTIAL MORTGAGE LOANS

Group No 2006-FLOW

FLOW INTERIM SERVICING AGREEMENT

This Flow Interim Servicing Agreement (the “Agreement”) is entered into as of the 12th day of December 2001, by and between GREENPOINT MORTGAGE FUNDING INC. (the “Seller”), a California corporation and LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (the “Purchaser”).

WHEREAS, the Purchaser and Seller entered into a Mortgage Loan Purchase and Warranties Agreement dated as of the date hereof (the “Purchase Agreement”) pursuant to which the Purchaser shall, from time to time, purchase from the Seller certain conventional, residential, fixed and adjustable rate first and second lien mortgage loans (the “Mortgage Loans”) delivered as whole loans on a servicing released basis (each delivery of Mortgage Loans, a “Mortgage Loan Package”); and

WHEREAS, the Purchaser desires to have the Seller service the Mortgage Loans in each Mortgage Loan Package during the period between the related Closing Date and the related Transfer Date (the “Interim Period”), the Seller desires to service and administer the Mortgage Loans on behalf of the Purchaser during the Interim Period, and the parties desire to provide the terms and conditions of such interim servicing by the Seller.

NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01           Definitions.  All capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. The following terms are defined as follows (except as otherwise agreed by the parties).

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of (i) prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with applicable state, local and federal laws, rules and regulations.

Acknowledgment Agreement: The agreement, substantially in the form of Exhibit 6 hereto, to be executed by the Seller and the Purchaser on each Closing Date.

Agreement: This agreement between the Purchaser and the Seller for the interim servicing and administration of the Mortgage Loans.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Cooperative Apartment: The specific dwelling unit relating to a Cooperative Loan.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 2.04.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i)           direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

(ii)           federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa” by Moody’s Investors Service, Inc.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Escrow Account: The separate account or accounts created and maintained pursuant to Section 2.06.

Escrow Payment: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 11.01.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Fidelity Bond: A fidelity bond to be maintained by the Seller pursuant to Section 2.13.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interim Period: The period between the related Closing Date and the related Transfer Date.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Master Servicer: Shall have the meaning set forth in Section 12.10.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 2.12.

Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus the sum of (a) the Servicing Fee and (b) the LPMI Fee, if any.

PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreement between the Purchaser and the Seller related to the purchase of the Mortgage Loans dated as of the related Cut-off Date.

Purchaser: Shall have the meaning set forth in the first paragraph of this Agreement; provided, however, that, for the purpose of compliance with Regulation AB, references to the Purchaser shall be deemed to include any assignees or designees of the Purchaser, such as any Depositor, a master servicer or a trustee.

Qualified Depository: A depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by Standard & Poor’s Corporation.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Remittance Date: The 10th day (or if such 10th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the first Remittance Date.

REO Disposition: The final sale by the Seller of any REO Property.

REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 2.17.

REO Property: A Mortgaged Property acquired by the Seller on behalf of the Purchaser through foreclosure or by deed in lieu of foreclosure, as described in Section 2.17.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller Information: As defined in Section 8.01(b)(A)(1).

Servicer: As defined in Section 3.02(b)(ii).

Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Seller of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (d) compliance with the obligations under Section 2.08.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Mortgage Loan, an amount equal to $7.00 per month. Such fee shall be payable monthly and shall be pro rated for any portion of a month during which the Mortgage Loans is serviced pursuant to this Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 2.05) of such Monthly Payment collected by the Seller, or as otherwise provided under Section 2.05.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian for the benefit of the Purchaser and copies of the Mortgage Loan Documents listed on Exhibit B to the Purchase Agreement.

Servicing Officer: Any officer of the Seller involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Seller to the Purchaser upon request, as such list may from time to time be amended.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Seller or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Seller under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Transfer Date: With respect to any Mortgage Loan Package, the date mutually agreed upon by the Seller and the Purchaser and set forth on the Acknowledgment Agreement, which shall not be more than 60 days following the related Closing Date, unless Purchaser notifies the Seller that a longer period of time is needed.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II

SERVICING

Section 2.01           Seller to Act as Servicer. With respect to the Mortgage Loans in each Mortgage Loan Package purchased by the Purchaser from the Seller, from and after the related Closing Date and the execution of the related Acknowledgment Agreement, the Seller, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Seller may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Seller has obtained the prior written consent of the Purchaser, the Seller shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Seller shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 2.04, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Seller shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 2.05. Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Seller shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Seller.

The Seller shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Seller shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, Seller shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the Seller has been notified of such transfers as provided in this Section 2.01. The Purchaser may sell and transfer, in whole or in part, the Mortgage Loans, provided that no such sale and transfer shall be binding upon Seller unless such transferee shall agree in writing in the form of the Assignment and Assumption Agreement attached to the Purchase Agreement as Exhibit H, to be bound by the terms of this Agreement and the Purchase Agreement, and an executed copy of the same shall have been delivered to the Seller. Upon receipt thereof, Seller shall mark its books and records to reflect the ownership of the Mortgage Loans by such assignee, and the previous Purchaser shall be released from its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of the Purchaser and Seller and their permitted successors, assignees and designees.

The Seller shall cause to be maintained for each Cooperative Loan a copy of the financing statements and shall file such financing statements and continuation statements as necessary, in accordance with the Uniform Commercial Code applicable in the jurisdiction in which the related Cooperative Apartment is located, to perfect and protect the security interest and lien of the Purchaser.

Section 2.02           Liquidation of Mortgage Loans.  In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Seller shall take such action as (1) the Seller would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Seller shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 2.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Seller shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Seller shall notify the Purchaser in writing of the Seller’s intention to do so, and the Seller shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice. In such connection, the Seller shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Seller shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 2.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Section 2.03           Collection of Mortgage Loan Payments.  Continuously from the related Cut-off Date until the related Transfer Date the Seller shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 2.04           Establishment of and Deposits to Custodial Account.  The Seller shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “GreenPoint Mortgage Funding Inc. in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., Residential Fixed and Adjustable Rate Mortgage Loans, Group No 2006-FLOW and various Mortgagors”. The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Seller in accordance with Section 2.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2 hereto, in the case of an account established with the Seller, or by a letter agreement in the form of Exhibit 3 hereto, in the case of an account held by a depository other than the Seller. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Seller shall deposit in the Custodial Account on a daily basis, within two (2) Business Days of receipt, and retain therein, the following collections received by the Seller after the related Cut-off Date (other than with respect to each LPMI Loan, in the amount of the LPMI Fee):

(i)           all payments on account of principal on the Mortgage Loans;

(ii)          all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)         all Liquidation Proceeds;

(iv)         all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.11 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.15), Section 2.12 and Section 2.16;

(v)          all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.15;

(vi)         any amount required to be deposited in the Custodial Account pursuant to Section 2.01, 2.10, 2.17, 4.01 or 4.02;

(vii)        any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to the terms of the Purchase Agreement; and

(viii)       any amounts required to be deposited by the Seller pursuant to Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy.

(ix)          any prepayment penalties, late payment charges and assumption fees received in connection with the Mortgage Loans.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of assumption fees, to the extent permitted by Section 4.01, need not be deposited by the Seller into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Seller and the Seller shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.05.

Section 2.05           Permitted Withdrawals From Custodial Account.  The Seller shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)           to make payments to the Purchaser in the amounts and in the manner provided for in Section 3.01;

(ii)           to reimburse itself for unreimbursed Servicing Advances, any unpaid Servicing Fees and for unreimbursed advances of Seller funds made pursuant to Section 2.17, the Seller’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Seller from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Seller’s right thereto shall be prior to the rights of the Purchaser except that, where the Seller is required to repurchase a Mortgage Loan pursuant to the terms of the Purchase Agreement or Section 4.02 of this Agreement, the Seller’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)           to pay itself interest on funds deposited in the Custodial Account;

(iv)           to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 4.03;

(v)           to clear and terminate the Custodial Account upon the termination of this Agreement; and

(vi)           to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Seller shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 3.01, the Seller is not obligated to remit on such Remittance Date. The Seller may use such withdrawn funds only for the purposes described in this Section 2.05.

Section 2.06           Establishment of and Deposits to Escrow Account.  The Seller shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “GreenPoint Mortgage Funding Inc., in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc. Residential Fixed and Adjustable Rate Mortgage Loans, Group No 2006-FLOW, and various Mortgagors”. The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Seller in accordance with Section 2.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit 4 hereto, in the case of an account established with the Seller, or by a letter agreement in the form of Exhibit 5 hereto, in the case of an account held by a depository other than the Seller. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Seller shall deposit in the Escrow Account or Accounts on a daily basis, within two (2) Business Days of receipt, and retain therein:

(i)           all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)           all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Seller shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 2.07. The Seller shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Seller shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 2.07           Permitted Withdrawals From Escrow Account.  Withdrawals from the Escrow Account or Accounts may be made by the Seller only:

(i)           to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)          to reimburse the Seller for any Servicing Advance made by the Seller pursuant to Section 2.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)         to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)         for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)          for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 2.15;

(vi)         to pay to the Seller, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)        to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii)       to withdraw funds deposited in error.

Section 2.08           Payment of Taxes, Insurance and Other Charges.  With respect to each Mortgage Loan, the Seller shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Seller in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Seller shall determine that any such payments are made by the Mortgagor at the time they first become due. The Seller assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Seller shall make advances from its own funds to effect such payments.

Section 2.09           PMI Obligations. The Seller shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. If the Mortgagor fails to pay any PMI Policy premium, the Seller shall be obligated to make such premium payments.

Section 2.10           Protection of Accounts.  The Seller may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably.

The Seller shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Seller be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”) the Seller shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Seller) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Seller in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Seller and may be withdrawn at any time by the Seller. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Seller out of its own funds immediately as realized.

Section 2.11           Maintenance of Hazard Insurance.  The Seller shall cause to be maintained for each Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best’s Key Rating Guide (“Best’s”) against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Seller determines in accordance with applicable law and pursuant to the FNMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Seller shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Seller shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Seller shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Seller promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Seller shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that the Purchaser or the Seller shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Seller shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Seller as loss payee and shall be endorsed with standard or New York mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Seller shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Seller shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Seller shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Seller shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 2.04, any amounts collected by the Seller under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Seller’s normal servicing procedures as specified in Section 2.15) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

Section 2.12           Maintenance of Mortgage Impairment Insurance.  In the event that the Seller shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.11 and otherwise complies with all other requirements of Section 2.11, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 2.11. Any amounts collected by the Seller under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.11, and there shall have been a loss which would have been covered by such policy, the Seller shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Seller’s funds, without reimbursement therefor. Upon request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 2.13           Maintenance of Fidelity Bond and Errors and Omissions Insurance.  The Seller shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Seller Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Seller against losses, including forgery, theft, embezzle-ment, fraud, errors and omissions and negligent acts of such Seller Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Seller against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.13 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Seller from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Guides or by Freddie Mac in the Freddie Mac Sellers’ & Servicers’ Guide. Upon the request of the Purchaser, the Seller shall cause to be delivered to the Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 2.14           Inspections.  The Seller shall inspect the Mortgaged Property as often as deemed necessary by the Seller to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Seller immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Seller shall keep a written report of each such inspection.

Section 2.15           Restoration of Mortgaged Property.  The Seller need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Seller shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)           the Seller shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)          the Seller shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)         the Seller shall verify that the Mortgage Loan is not in default; and

(iv)         pending repairs or restoration, the Seller shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Seller is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 2.16           Maintenance of PMI Policy and LPMI Policy; Claims.

(a) With respect to each Mortgage Loan with a LTV in excess of 80%, the Seller shall:

(i) with respect to Mortgage Loans which are not LPMI Loans, in accordance with state and federal laws, the Seller shall, without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Seller shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Seller shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Seller shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Seller determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Seller shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Seller would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Seller shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement PMI Policy as provided above.

(ii) with respect to LPMI Loans, maintain in full force and effect an LPMI Policy insuring that portion of the Mortgage Loan in excess of 75% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the Seller shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI Policy. Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 2.05. In the event that such LPMI Policy shall be terminated, the Seller shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Seller shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Seller shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason. If the Seller determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Seller shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Seller would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Seller shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Seller shall obtain a replacement LPMI Policy as provided above.

(b)           In connection with its activities as servicer, the Seller agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 2.04, any amounts collected by the Seller under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 2.05.

(c)           Purchaser, in its sole discretion, at any time, may (i) either obtain an additional PMI Policy on any Mortgage Loan which already has a PMI Policy in place, or (ii) obtain a PMI Policy for any Mortgage Loan which does not already have a PMI Policy in place. In any event, the Seller agrees to administer such PMI Policies in accordance with the Agreement or any Reconstitution Agreement.

Section 2.17           Title, Management and Disposition of REO Property. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Seller, or such other name as the Purchaser should designate. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Seller shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Seller, either itself or through an agent selected by the Seller, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Seller shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Seller deems to be in the best interest of the Purchaser.

The Seller shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Seller determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Seller shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Seller as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Seller and Purchaser shall be entered into with respect to such purchase money mortgage.

The Seller shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Seller at such price, and upon such terms and conditions, as the Seller deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Seller shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

With respect to each REO Property, the Seller shall hold all funds collected and received in connection with the operation of the REO Property in the Custodial Account. The Seller shall cause to be deposited on a daily basis upon the receipt thereof in each Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property.

Notwithstanding the foregoing, at any time and from time to time, the Purchaser may at its election terminate this Agreement with respect to one or more REO Properties as provided by Section 6.03(c).

Section 2.18           Permitted Withdrawals with respect to REO Property.  The Seller shall withdraw REO funds on deposit in the Custodial Account with respect to each related REO Property necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 2.11 and the fees of any managing agent acting on behalf of the Seller. The Seller shall make monthly distributions on each Remittance Date to the Purchaser of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in Section 2.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 2.19           Real Estate Owned Reports.  Together with the statement furnished pursuant to Section 2.20, the Seller shall furnish to the Purchaser on or before the 10th day of each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Seller’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 2.20           Liquidation Reports.  Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Seller shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 2.21           Notification of Adjustments.  With respect to each ARM Mortgage Loan, the Seller shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Seller shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Seller shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Seller or the receipt of notice from the Purchaser that the Seller has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Seller shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

Section 2.22           Reports of Foreclosures and Abandonments of Mortgaged Property.  Following the foreclosure sale or abandonment of any Mortgaged Property, the Seller shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 2.23           Credit Reporting For each Mortgage Loan, the Seller shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., TransUnion, LLC and Experian Information Solution, Inc. on a monthly basis.

Section 2.24           Waiver of Prepayment Charges. Except as set forth below, the Seller or any designee of the Seller shall not waive any prepayment charge with respect to any Mortgage Loan. Notwithstanding the above, the Seller or its designee may waive a prepayment charge without paying to the Custodial Account the amount of such prepayment charge only if the related prepayment is not the result of a refinancing by the Seller or its designee and such waiver (a) relates to a defaulted Mortgage Loan or a reasonably foreseeable default, such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans, and such waiver, in the reasonable judgment of the Seller, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such prepayment charge and the related Mortgage Loan, or (b) relates to a prepayment charge the collection of which, in the reasonable judgment of the Seller, would be a violation of applicable laws.

Section 2.25           Safeguarding Customer Information. The Seller shall implement and maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Information Security Standards (the “Guidelines”), Section 216 of the Fair and Accurate Transactions Act (including its implementing regulations, “FACTA”), as well as any amendments thereto or other applicable regulations regarding safeguarding information enacted or released by a regulatory agency having jurisdiction over the Purchaser or the Seller. In addition, the Seller represents to the Purchaser that it has in place a response program to respond to any incident of unauthorized access to Customer Information (as defined in the Guidelines). At all times during the term of this Agreement, the Seller shall maintain administrative, technical and physical safeguards, including proper information disposal procedures, to ensure the security, confidentiality and integrity of Customer Information, and to protect such information against any threats or hazards, including, without limitation, unauthorized access or use. The Seller will periodically (but not less than annually) review and update its information security procedures.

The Seller shall, at the Seller’s sole expense, take appropriate actions, including such actions as the Purchaser may request, to address any actual or apparent incident of theft or unauthorized access, use or disclosure of any Customer Information maintained by the Seller, including providing prompt notification to the Purchaser of any such incident and will, at the Purchaser’s request, at the Seller’s sole expense, notify the Purchaser’s customers on the Purchaser’s behalf of any such unauthorized access, use or disclosure. Nothing in this Section shall limit the Seller’s obligations under Section 8.01 of this Agreement.

The Seller shall promptly provide the Purchaser with information regarding such information security measures upon the reasonable request of the Purchaser or its designee (including any Master Servicer of the Mortgage Loans) which information shall include, but not be limited to, any Statement on Auditing Standards (SAS) No. 70 report covering the Seller’s operations, and any other audit reports, summaries of test results or equivalent measures or evaluations taken by the Seller with respect to its security measures.

With respect to any third party provided access to Customer Information in accordance with this Agreement, the Seller will enter into a written agreement with such third party requiring safeguarding of Customer Information in a manner no less restrictive than the Seller’s obligations under this Agreement, and including those affirmative obligations set forth in this Section and in any other Section of this Agreement relating to the use or protection of Customer Information.

The obligations set forth in this Section shall survive termination of the Agreement.

Section 2.26           Credit Reporting. For each Mortgage Loan, the Seller shall accurately and fully furnish on a monthly basis and in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g. favorable and unfavorable) on its borrower credit files to each of the following credit repositories: Equifax, Credit Information Services, Inc., Experian Information Solutions, Inc. and Trans Union, LLC.

ARTICLE III

PAYMENTS TO PURCHASER

Section 3.01           Remittances.  On each Remittance Date the Seller shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05), plus (b) all amounts, if any, which the Seller is obligated to distribute pursuant to Section 2.03.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Seller on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Section 3.02           Statements to Purchaser.  (a) Not later than the Remittance Date, the Seller shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto, in the form of Exhibit 1-1 annexed hereto and a Standard Layout for Defaulted Loan Report in the form of Exhibit 1-2 annexed hereto in hard copy and electronic medium mutually acceptable to the parties as to the preceding remittance and the period ending on the last day of the preceding month.

In addition, not more than 60 days after the end of each calendar year, the Seller shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Such obligation of the Seller shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Seller pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

The Seller shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Seller shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

(b)            In connection with any Securitization Transaction the Seller shall (1) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (i), (ii) and (v) of this Section 3.02(b), and (2) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (iii) of this Section 3.02(b).

(i)           If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding the Seller and each Subservicer, as applicable, as is requested for the purpose of compliance with Items 1103(a)(1), 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

              (A)           a description of any material (as determined in accordance with the provisions of Regulation AB) legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Subservicer; and

              (B)           a description of any affiliation or relationship between the Seller, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

1)           the sponsor;

2)           the depositor;

3)           the issuing entity;

4)           any servicer;

5)           any trustee;

6)           any originator;

7)           any significant obligor;

8)           any enhancement or support provider; and

9)           any other material transaction party.

(ii)           If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding the Seller, as servicer of the Mortgage Loans, and each Subservicer (each of the Seller and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Item 1108 of Regulation AB. Such information shall include, at a minimum:

           (A)           the Servicer’s form of organization;

           (B)           a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Purchaser or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

1)           whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

2)           the extent of outsourcing the Servicer utilizes;

3)           whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

4)           whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

5)           such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

           (C)           a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

           (D)           information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement;

           (E)           information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

           (F)           a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

           (G)           a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

           (H)           information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(iii)           If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Subservicer to) (a) notify the Purchaser and any Depositor in writing of (1) any material (as determined in accordance with the provisions of Regulation AB) litigation or governmental proceedings pending against the Seller or any Subservicer and (2) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Subservicer and any of the parties specified in clause (B) of paragraph (i) of this Section 3.02(b) (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (b) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

(iv)           As a condition to the succession to the Seller or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Seller or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Seller or any Subservicer, the Seller shall provide to the Purchaser and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, all information reasonably requested by the Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(v)           In addition to such information as the Seller, as servicer, is obligated to provide pursuant to other provisions of this Agreement, if so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding the performance or servicing of the Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB. Such information shall be provided concurrently with the monthly reports otherwise required to be delivered by the servicer under this Agreement, commencing with the first such report due not less than ten Business Days following such request.

Section 3.03           Principal and Interest Advances by Seller.  The Seller shall have no obligation to advance any amounts constituting delinquent principal and interest payments.

ARTICLE IV

GENERAL SERVICING PROCEDURES

Section 4.01           Transfers of Mortgaged Property.  The Seller shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Seller shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Seller shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy or LPMI Policy, if any.

If the Seller reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Seller shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Seller is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Seller has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Seller for entering into an assumption agreement, a portion of such fee, up to an amount equal to one-half of one percent (0.5%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Seller as additional servicing compensation, and any portion thereof in excess of one-half of one percent (0.5%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Seller shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Seller diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 4.02           Satisfaction of Mortgages and Release of Mortgage Files.  Upon the payment in full of any Mortgage Loan, or the receipt by the Seller of a notification that payment in full will be escrowed in a manner customary for such purposes, the Seller shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Purchaser in accordance with this Section 4.02 hereof.

If the Seller satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Seller otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Seller shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Seller shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 2.13 insuring the Seller against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 4.03           Servicing Compensation.  As consideration for servicing the Mortgage Loans during the period from the related Closing Date up to but not including the related Transfer Date, the Seller shall retain a Servicing Fee with respect to each Mortgage Loan in the amount of $7.00 per month, which amount shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Seller pursuant to this Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Condemnation Proceeds or Liquidation Proceeds, to the extent permitted by Section 2.02), of such Monthly Payment collected by the Seller, or as otherwise provided under Section 2.03.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 4.01, shall be retained by the Seller to the extent not required to be deposited in the Custodial Account. The Seller shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 4.04           Annual Statement as to Compliance. The Seller shall deliver to the Purchaser and any Depositor, on or before March 1 of each calendar year, commencing in 2007, and on the Transfer Date a statement of compliance addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, to the effect that (i) a review of the Seller’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 4.05           Assessment of Servicing Compliance. (i) On or before March 1 of each calendar year, commencing in 2007, the Seller shall:

(A)           deliver to the Purchaser and any Depositor a report (in form and substance reasonably satisfactory to the Purchaser and such Depositor) regarding the Seller’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser and such Depositor and signed by an authorized officer of the Seller, and shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 8 hereto delivered to the Purchaser concurrently with the execution of this Agreement;

(B)           deliver to the Purchaser and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser and such Depositor that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(C)           cause each Subservicer and each Subcontractor determined by the Seller pursuant to Section 4.07 to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Purchaser and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (i) and (ii) of this Section 4.05; and

(D)           if requested by the Purchaser or any Depositor not later than February 1 of the calendar year in which such certification is to be delivered, deliver to the Purchaser, any Depositor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification in the form attached hereto as Exhibit 7.

The Seller acknowledges that the parties identified in clause (i)(D) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (i)(D) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(ii)            Each assessment of compliance provided by a Subservicer pursuant to Section 4.05(i)(A) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 8 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 4.05(i)(C) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Section 4.07.

Section 4.06           Right to Examine Seller Records.

(a)           The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Seller, whether held by the Seller or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

(b)           The Seller shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including without limitation the Office of Thrift Supervision (or any successor thereto), the FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Seller that is required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours, at the offices of the Seller and in accordance with any applicable regulations.

Section 4.07           Use of Subservicers and Subcontractors. The Seller shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement (a) without the prior written consent of the Purchaser and (b) unless the Seller complies with the provisions of paragraph (i) of this Section. The Seller shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Seller as servicer under this Agreement or any Reconstitution Agreement (a) without the prior written consent of the Purchaser and (b) unless the Seller complies with the provisions of paragraph (ii) of this Section.

(i)           The Seller shall cause any Subservicer used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 3.02(b)(ii), 3.02(b)(iv), 4.04, 4.05, 6.04, 8.01(b) and 10.08 of this Agreement to the same extent as if such Subservicer were the Seller, and to provide the information required with respect to such Subservicer under Section 3.02(b)(iii) of this Agreement. The Seller shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 4.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 4.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 4.05 as and when required to be delivered.

(ii)           The Seller shall promptly upon request provide to the Purchaser and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description (in form and substance satisfactory to the Purchaser and such Depositor) of the role and function of each Subcontractor utilized by the Seller or any Subservicer, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are Participating Entities, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Seller shall cause any such Subcontractor used by the Seller (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Sections 4.05, 6.04 and 8.01(b) of this Agreement to the same extent as if such Subcontractor were the Seller. The Seller shall be responsible for obtaining from each Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation required to be delivered by such Subcontractor under Section 4.05, in each case as and when required to be delivered.

The Seller acknowledges that a Subservicer or Subcontractor that performs services with respect to mortgage loans involved in a Securitization Transaction in addition to the Mortgage Loans may be determined by a Depositor to be a Participating Entity on the basis of the aggregate balance of such mortgage loans, without regard to whether such Subservicer or Subcontractor would be a Participating Entity with respect to the Mortgage Loans viewed in isolation. The Seller shall (A) respond as promptly as practicable to any good faith request by the Purchaser or any Depositor for information regarding each Subservicer and each Subcontractor and (B) cause each Subservicer and each Subcontractor with respect to which the Purchaser or any Depositor requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 4.05.

For purposes of this Agreement, the Seller shall be deemed to have received payments on Mortgage Loans immediately upon receipt by a subservicer of such payments. Notwithstanding any subservicing agreement or the provisions of this Agreement relating to agreements or arrangements between the Seller and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Seller shall remain obligated and primarily liable to the Purchaser for servicing and administering of the Mortgage Loans in accordance with the provisions hereof without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from a Subservicer and to the same extent and under the same terms and conditions as if the Seller alone were servicing and administering the Mortgage Loans. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Seller with the same force and effect as if performed directly by the Seller and the Purchaser shall have no obligations, duties or liabilities with respect to any subservicer including no obligation, duty or liability of the Purchaser to pay any subservicer’s fees and expenses. The Seller shall be entitled to enter into any agreement with each subservicer for indemnification of the Seller by the subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

ARTICLE V

INTERIM SERVICER TO COOPERATE

Section 5.01           Provision of Information.  During the term of this Agreement, the Seller shall furnish to the Purchaser such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser or the purposes of this Agreement. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.

The Seller shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 5.02           Financial Statements; Servicing Facilities.  In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Seller for the most recently completed three fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Seller also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Seller (and are available upon request to members or stockholders of the Seller or to the public at large). If it has not already done so, the Seller shall furnish promptly to the Purchaser copies of the statement specified above.

The Seller shall make available to the Purchaser or any prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Seller or the financial statements of the Seller, and to permit any prospective Purchaser to inspect the Seller’s servicing facilities for the purpose of satisfying such prospective Purchaser that the Seller have the ability to service the Mortgage Loans as provided in this Agreement.

Section 5.03           Securitization Transaction. The Purchaser and the Seller acknowledge and agree that the purpose of Sections 3.02(b), 4.04, 4.05, 4.07, 5.03, 6.04, 8.01(b) and 10.08 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB. In addition, any notice or request that must be “in writing” or “written” may be made in mutually acceptable electronic format.

The Purchaser shall indemnify the Seller and its Affiliates and the respective directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon (1) any untrue statement of a material fact contained or alleged to be contained in any offering materials related to a Securitization Transaction, including without limitation the registration statement, prospectus, prospectus supplement, any private placement memorandum, any offering circular, any computational materials, and any amendments or supplements to the foregoing (collectively, the “Securitization Materials”) or (2) the omission or alleged omission to state in the Securitization Materials a material fact required to be stated in the Securitization Materials or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission arising out of, resulting from, or based upon the Seller Information.

ARTICLE VI

TERMINATION

Section 6.01           Damages.  The Purchaser shall have the right at any time to seek and recover from the Seller any damages or losses suffered by it as a result of any failure by the Seller to observe or perform any duties, obligations, covenants or agreements herein contained.

Section 6.02           Termination Upon Transfer of Servicing.

(a)           Termination Procedures. . This Agreement shall terminate with respect to the Mortgage Loans or portion thereof transferred on the related Transfer Date as set forth in the related Purchase Price and Terms Letter.

The Purchaser may elect to terminate this Agreement and transfer the servicing from the Seller prior to the related Transfer Date with respect to all or any portion of the Mortgage Loans by providing written notice to the Seller at least 10 Business Days prior to the date on which it intends to transfer the servicing of its intent to transfer the servicing from the Seller. On or before the date specified by the Purchaser in accordance with this paragraph (a) for the transfer of servicing from the Seller, the Seller shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Loan Documents necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Seller’s sole expense. The Seller shall cooperate with the Purchaser and such successor in effecting the termination of the Seller’s responsibilities and rights hereunder.

On the related Transfer Date, the Seller shall comply with all of the provisions of Section 5 of the Purchase Agreement to effect a complete transfer of the Servicing Rights. On the related Transfer Date for each Mortgage Loan, this Agreement, except for Articles VI, VIII, IX and X which shall survive the related Transfer Date, shall terminate.

(b)           Mortgage Loans in Foreclosure. The servicing with respect to Mortgage Loans in foreclosure on or before the related Transfer Date shall not be transferred from the Seller to the Purchaser or the successor servicer, as the case may be, and such Mortgage Loans shall continue to be serviced by the Seller pursuant to the terms of this Agreement. However, if the Purchaser so elects, the Purchaser may waive the provisions of this paragraph (b) and accept transfer of servicing of such Mortgage Loans and all amounts received by the Seller thereunder.

(c)           Servicing Advances. Notwithstanding the fact that the related Transfer Date has occurred, the Seller shall not be reimbursed for any Servicing Advances with respect to any Mortgage Loan until the Seller or the successor servicer receives a Monthly Payment or Liquidation Proceeds with respect to such Mortgage Loan. At such time, the Seller shall be entitled to be reimbursed for all unreimbursed Servicing Advances with respect to such Mortgage Loan on a first priority basis (but subject to any successor servicer’s rights to reimbursement with respect to Servicing Advances) from the Monthly Payment or Liquidation Proceeds received with respect to such Mortgage Loan. This Section 6.03(c) shall survive the related Transfer Date.

(d)           Additional Termination Provisions. Notwithstanding and in addition to the foregoing, in the event that (i) a Mortgage Loan becomes delinquent for a period of 120 days or more (a “Delinquent Mortgage Loan”) or (ii) a Mortgage Loan becomes an REO Property, the Purchaser may at its election terminate this Agreement with respect to such Delinquent Mortgage Loan or REO Property, upon 15 days’ written notice to the Seller.

Section 6.03           Pass Through Transfer.

(a)           The Purchaser may enter into one or more Securitization Transactions, in each case temporarily retaining the Seller as the servicer thereof. The date on which any Mortgage Loans are included in a Securitization Transaction shall be a “Reconstitution Date”. On any Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by the Interim Servicing Agreement.

(b)           The Seller shall cooperate with the Purchaser in connection with any Securitization Transaction contemplated by the Purchaser pursuant to this Section 28. In that connection, the Seller shall (a) execute any agreements related to any Securitization Transactions (“Reconstitution Agreements”) within a reasonable period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Seller and Seller’s counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) Business Days after such receipt, and (b) provide to the trustee or a third party purchaser, as the case may be, subject to any Reconstitution Agreement and/or the Purchaser: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller, whether through letters of its auditors (the reasonable out-of-pocket cost of which will be borne by the Purchaser) and counsel or otherwise, as the Purchaser shall reasonably request; (ii) to bring each of the Mortgage Loan representations and warranties set forth in the Agreement current as of the date the Mortgage Loans are being transferred pursuant to a Securitization Transaction, provided that, such Mortgage Loan representations and warranties shall be revised, to the extent allowed or required by the rating agencies and the certificate insurer and acceptable to the Purchaser, to reflect the actual pool of Mortgage Loans being securitized; notwithstanding the foregoing, Seller shall, at the time of reconstitution, be entitled to state certain exceptions to the Mortgage Loan representations and warranties necessary to make same true and correct as of the time of the Securitization Transaction and (iii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the trustee, such third party purchaser, any master servicer, any rating agency or the Purchaser, as the case may be, in connection with such transactions; provided, however, that these items shall not be more onerous than such similar items set forth herein.

(c)           In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to a Reconstitution Date the Seller or its designee shall prepare an assignment of mortgage in blank from the Seller, acceptable to the trustee or such third party, as the case may be, for each Mortgage Loan that is part of a Securitization Transaction and shall pay all preparation and recording costs associated therewith. The Seller shall execute each assignment of mortgage, track such assignments of mortgage to ensure they have been recorded and deliver them as required by the trustee or such third party, as the case may be, upon the Seller’s receipt thereof, provided, that the Seller need not record an assignment of mortgage if, at the sole option of the Purchaser, the Seller delivers an opinion of counsel in the applicable jurisdiction that it is not necessary to record the assignment of mortgage to protect the Purchaser’s interest. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any Mortgage Note endorsements in connection with any and all Reconstitution Agreements.

(d)           The Reconstitution Agreement will require the Seller to advance principal and interest payments on each Mortgage Loan at the Mortgage Loan Interest Rate less the Reconstituted Servicing Fee (defined below) on the remittance date of the Reconstitution Agreement. The Reconstitution Agreement will also require in connection with any prepayments, in addition to any prepayment penalties received by the Seller on the prepaid Mortgage Loan, the Seller shall contribute from its own funds to the extent that such contributions do not exceed the Reconstituted Servicing Fee, payable to the Seller for such prior month, any shortfall in the interest component thereof, such that one month’s interest shall be deposited in the Custodial Account, (as defined in the Interim Servicing Agreement), prior to the remittance date of the Reconstitution Agreement. The Seller’s obligation to remit payments of principal and interest shall continue through the liquidation of the Mortgaged Property on the related Mortgage Loan, or until such time that the Seller deems that any future advances of principal and interest would be otherwise non-recoverable. The Reconstituted Servicing Fee shall be .25% per annum times the outstanding principal balance of the Mortgage Loans included in the respective Securitization Transaction.

(e)           The Seller shall do all things necessary and required by a servicer who services Mortgage Loans under a Securitization Transaction which is a REMIC (defined as a “real estate mortgage conduit” within the meaning Section 860D of the Internal Revenue Code of 1986, as it may be amended from time to time).

(f)           All Mortgage Loans not sold or transferred pursuant to a Securitization Transaction and any Mortgage Loans repurchased by the Purchaser, shall be subject to the Interim Servicing Agreement and shall continue to be serviced in accordance with the terms of the Interim Servicing Agreement and with respect thereto the Interim Servicing Agreement shall remain in full force and effect.

Section 6.04           Additional Termination Provisions. (a) Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, or any breach by the Seller of a representation or warranty set forth in Section 10.08(a) or in a writing furnished pursuant to Section 10.08(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 10.08(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (b) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

(b)           Any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Section 4.04 or 4.05, including (except as provided below) any failure by the Seller to identify pursuant to Section 4.07 any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Seller as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Seller; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Seller as servicer, such provision shall be given effect.

Neither the Purchaser nor any Depositor shall be entitled to terminate the rights and obligations of the Seller pursuant to this subparagraph (ii)(B) if a failure of the Seller to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(c)           The Seller shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Purchaser (or such designee) or such Depositor as such are incurred, in connection with the termination of the Seller as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Purchaser or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

ARTICLE VII

BOOKS AND RECORDS

Section 7.01           Possession of Servicing Files Prior to the Transfer Date.  Prior to the related Transfer Date, the contents of each Servicing File are and shall be held in trust by the Seller for the benefit of the Purchaser as the owner thereof. The Seller shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Purchaser. The possession of the Servicing File by the Seller is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Seller is in its capacity as Servicer only and at the election of the Purchaser. The Seller shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Seller’s servicing of the Mortgage Loans pursuant to this Agreement, or is in connection with a repurchase of any Mortgage Loan pursuant to the terms of the Purchase Agreement.

The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser or its designee, and shall deliver to the Purchaser or its designee upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 2.14.

The Seller shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Seller shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Seller shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell or transfer one or more of the Mortgage Loans. The Purchaser also shall advise the Seller of the transfer. Upon receipt of notice of the transfer, the Seller shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

ARTICLE VIII

INDEMNIFICATION AND ASSIGNMENT

Section 8.01           Indemnification. (a) The Seller agrees to indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of Seller to (a) perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and/or (b) comply with applicable law. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Seller shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Seller’s indemnification pursuant to Section 8 of the Purchase Agreement, or the failure of the Seller to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement and/or (b) comply with applicable law.

(b)           The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial Purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

           (A)           (1) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under this Agreement by or on behalf of the Seller, or provided in written or electronic form under this Agreement by or on behalf of any Subservicer or Subcontractor (collectively, the “Seller Information”), or (2) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (2) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

           (B)           any failure by the Seller, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any failure by the Seller to identify pursuant to Section 4.07(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; or

           (C)           any breach by the Seller of a representation or warranty set forth in Section 10.08(a) or in a writing furnished pursuant to Section 10.08(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Section 10.08(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (B) of this Section 8.01(b), the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, any Subservicer or any Subcontractor.

Section 8.02           Limitation on Liability of Seller and Others.  Neither the Seller nor any of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Seller may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Seller shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 8.03           Limitation on Resignation and Assignment by Seller.  The Purchaser has entered into this Agreement with the Seller and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Seller, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Seller shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall be granted or withheld in the sole discretion of the Purchaser.

The Seller shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Seller and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Seller. Any such determination permitting the resignation of the Seller shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Seller’s responsibilities and obligations hereunder in the manner provided in Section 6.02.

Without in any way limiting the generality of this Section 8.03, in the event that the Seller either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 6.03, without any payment of any penalty or damages and without any liability whatsoever to the Seller or any third party.

Section 8.04           Assignment by Purchaser.  The Purchaser shall have the right, without the consent of the Seller but subject to the limit set forth in Section 2.01 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit H to the Purchase Agreement. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

ARTICLE IX

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

The Purchaser warrants and represents to, and covenants and agrees with, the Seller as follows:

Section 9.01           Authority and Capacity.  The execution, delivery and performance by the Purchaser of this Agreement has been and will remain duly and validly authorized by all necessary corporate action. This Agreement constitutes and will continue to constitute a legal, valid and enforceable obligation of the Purchaser.

Section 9.02           Assistance.  To the extent possible, the Purchaser shall cooperate with and assist the Seller as requested by the Seller, in carrying out Seller’s covenants, agreements duties and responsibilities under the Purchase Agreement and in connection therewith shall execute and deliver all such papers, documents and instruments as may be necessary and appropriate in furtherance thereof.

ARTICLE X

REPRESENTATIONS AND WARRANTIES OF INTERIM SERVICER

The Seller warrants and represents to, and covenants and agrees with, the Purchaser as follows:

Section 10.01           Due Organization and Authority.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments or transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

Section 10.02           Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller;

Section 10.03           No Conflicts.  Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

Section 10.04           Ability to Service.  The Seller is an approved Seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

Section 10.05           Ability to Perform.  The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

Section 10.06           No Litigation Pending.  There is no action, suit, proceeding or investigation pending or threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

Section 10.07           No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

Section 10.08           No Untrue Information.  Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

Section 10.09           Additional Representations and Warranties. (a) The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 3.02(b) that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Seller has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Seller as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Seller’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Seller’s financial condition that could have a material adverse effect on the performance by the Seller of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Subservicer; and (vii) there are no affiliations, relationships or transactions relating to the Seller or any Subservicer with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)           If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Section 3.02(b), the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (b) of this Section 10.08 or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

ARTICLE XI

DEFAULT

Section 11.01           Events of Default.  The following shall constitute an Event of Default under this Agreement on the part of the Seller:

(a)           any failure by the Seller to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; or

(b)           the failure by the Seller duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Seller by the Purchaser; provided, however, that any notice, grace period or other remedy period with respect to the failure by the Seller duly to observe or perform any of the covenants or agreements herein related to Regulation AB shall be set forth solely in Section 6.04; or

(c)           a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(d)           the Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property; or

(e)           the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)           the Seller ceases to meet the qualifications of a Fannie Mae servicer; or

(g)           the Seller fails to maintain a minimum net worth of $25,000,000; or

(h)           the Seller attempts to assign its right to servicing compensation hereunder or the Seller attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Seller, may terminate all the rights and obligations of the Seller under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Seller of such written notice, all authority and power of the Seller under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 6.03.

Section 11.02           Waiver of Defaults.  By a written notice, the Purchaser may waive any default by the Seller in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01           Notices.  All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

(a)           If to Purchaser to:

Lehman Capital, A Division of Lehman Brothers Holdings Inc.
745 Seventh Avenue
7th Floor
New York, New York 10019
Attention: Contract Finance

(b)           If to Seller to:

GreenPoint Mortgage Funding Inc.
100 Wood Hollow Drive
Novato, CA 94945
Attention: Susan Davia

Section 12.02           Waivers.  Either the Seller or Purchaser may upon consent of all parties, by written notice to the others:

(a)           Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

(b)           Waive or modify performance of any of the obligations of the others hereunder.

The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 12.03           Entire Agreement; Amendment.  This Agreement and the Purchase Agreement constitute the entire agreement between the parties with respect to servicing of the Mortgages during the Interim Period. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

Section 12.04           Execution; Binding Effect.  This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.03, this Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.

Section 12.05           Headings.  Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 12.06           Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 12.07           Relationship of Parties.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties. The duties and responsibilities of the Seller shall be rendered by them as independent contractors and not as an agent of Purchaser. The Seller shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement.

Section 12.08           Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.09           Recordation of Assignments of Mortgage.  To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 12.10           Appointment of Master Servicer. The Purchaser may, in its sole discretion from time to time, engage a master servicer (the “Master Servicer”) to assist the Purchaser in the supervision of the performance by the Seller of its obligations and responsibilities arising under this Agreement. In the event that the Purchaser so appoints a Master Servicer, the Purchaser shall provide written notice thereof to the Seller. From the date of such notice until such time as the Seller receives written notice from the Purchaser that it has terminated or replaced such Master Servicer, the Seller shall deliver all notices, reports and remittances that the Seller is obligated to deliver to the Purchaser under this Agreement directly to the Master Servicer named in such notice (or to any successor master servicer named in any subsequent written notice received from the Purchaser). The Master Servicer, acting on behalf of the Purchaser, shall have the benefit of the covenants and agreements of the Seller under this Agreement and the Master Servicer, acting on behalf of the Purchaser, shall have the same rights as the Purchaser to enforce the obligations of the Seller arising under this Agreement. The Master Servicer shall be entitled to terminate the rights and obligations of the Seller under this Agreement upon the occurrence of an Event of Default as provided in this Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Purchaser under this Agreement; and in connection with the performance of the Master Servicer’s duties hereunder the Seller agrees that the Master Servicer shall be entitled to all of the rights, protections, indemnities and limitations of liability afforded to the Purchaser under this Agreement. The Purchaser hereby appoints Aurora Loan Services LLC as its initial Master Servicer hereunder.

Section 12.11           Protection of Confidential Information. The Seller shall keep confidential and shall not divulge to any party, without the Purchaser’s prior written consent, the Purchase Price paid by the Purchaser for any Mortgage Loan or Mortgage Loan Package, except to the extent that it is appropriate for the Seller to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

The Seller hereby acknowledges that the Purchaser is subject to the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. § 6801 et seq., pursuant to which regulations the Purchaser is required to obtain certain undertakings from the Seller with regard to the privacy, use and protection of nonpublic personal financial information of the Mortgagors. Therefore, notwithstanding anything to the contrary contained in this Agreement, the Seller agrees that (a) it shall not disclose or use any personally identifiable information relating to a mortgagor (as defined below, “Customer Information”) except to the extent necessary to carry out its obligations under this Agreement and for no other purpose, (b) it shall not disclose Customer Information to any third party, including, without limitation, its third party service providers without the prior consent of the Purchaser and an agreement in writing from the third party to use or disclose such Customer Information only to the extent necessary to carry out the Seller's obligations under this Agreement and for no other purposes, (c) it shall maintain, and shall require all third parties approved under subsection (b) to maintain, effective information security measures to protect Customer Information from unauthorized disclosure or use, and (d) it shall provide the Purchaser with information regarding such security measures upon the reasonable request of the Purchaser and promptly provide the Purchaser with information regarding any failure of such security measures or any security breach related to Customer Information. The obligations set forth in this Section shall survive termination of the Agreement. For the purposes of this Agreement, “Customer Information” means the nonpublic personal information (as defined in 15 U.S.C. § 6809(4)) of the Purchaser's employees, clients or prospective clients, including the Mortgagors (and/or clients or prospective clients of the Purchaser's parent, affiliated or subsidiary companies) received by the Seller in connection with the performance of its obligations under the Agreement, including, but not limited to (i) an individual's name, address, e-mail address, IP address, telephone number and/or social security number, (ii) the fact that an individual has a relationship with the Purchaser and/or its parent, affiliated or subsidiary companies, or (iii) an individual's account information to the extent Nonpublic Personal Information (as defined) is, either intentionally or unintentionally, disclosed to or obtained by the Seller during the Agreement. The Seller covenants to keep such Nonpublic Personal Information strictly confidential and to strictly limit its use of such information to carrying out the services set forth herein. For the purposes of this provision, the term “Nonpublic Personal Information” is defined as any non-public personally identifiable financial information of an individual, including but not limited to the Mortgagors or the Purchaser’s clients or employees.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.

LEHMAN CAPITAL, A DIVISION OF
LEHMAN BROTHERS HOLDINGS INC.
(Purchaser)

By:_________________________
Name: Jack E. Desens
Title: Authorized Signatory

GREENPOINT MORTGAGE FUNDING, INC.
(Seller)

By:_________________________
Name:
Title:

EXHIBIT 1-1

FORM OF MONTHLY REMITTANCE ADVICE
FIELD NAME	DESCRIPTION	FORMAT

INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRAIL BALANCE FOR ACTUAL/ACTUAL,
REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED	Number two decimals
ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
REQUIRED, .00 IF NO COLLECTIONS
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,	Number two decimals
.00 IF NOT APPLICABLE
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED	Number two decimals
ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL	ENDING TRIAL BALANCE	Number two decimals
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals
Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals
Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED	Number two decimals
.00 IF PAIDOFF

1-1-1

EXHIBIT 1-2

STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

Data Field	Format			Data Description
% of MI coverage	NUMBER(6,5)			The percent of coverage provided by the PMI company in the event of loss on a defaulted loan.
Actual MI claim filed date	DATE(MM/DD/YYYY)			Actual date that the claim was submitted to the PMI company.
Actual bankruptcy start date	DATE(MM/DD/YYYY)			Actual date that the bankruptcy petition is filed with the court.
Actual MI claim amount filed	NUMBER(15,2)			The amount of the claim that was filed by the servicer with the PMI company.
Actual discharge date	DATE(MM/DD/YYYY)			Actual date that the Discharge Order is entered in the bankruptcy docket.
Actual due date	DATE(MM/DD/YYYY)			Actual due date of the next outstanding payment amount due from the mortgagor.
Actual eviction complete date	DATE(MM/DD/YYYY)			Actual date that the eviction proceedings are completed by local counsel.
Actual eviction start date	DATE(MM/DD/YYYY)			Actual date that the eviction proceedings are commenced by local counsel.
Actual first legal date	DATE(MM/DD/YYYY)			Actual date that foreclosure counsel filed the first legal action as defined by state statute.
Actual redemption end date	DATE(MM/DD/YYYY)			Actual date that the foreclosure redemption period expires.
Bankruptcy chapter	VARCHAR2(2)	7= Chapter 7 filed 12= Chapter 12 filed	11= Chapter 11 filed 13= Chapter 13 filed	Chapter of bankruptcy filed.
Bankruptcy flag	VARCHAR2(2)	Y=Active Bankruptcy	N=No Active Bankruptcy	Servicer defined indicator that identifies that the property is an asset in an active bankruptcy case.
Bankruptcy Case Number	VARCHAR2(15)			The court assigned case number of the bankruptcy filed by a party with interest in the property.
MI claim amount paid	NUMBER(15,2)			The amount paid to the servicer by the PMI company as a result of submitting an MI claim.
MI claim funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from the PMI company as a result of transmitting an MI claim.
Current loan amount	NUMBER(10,2)			Current unpaid principal balance of the loan as of the date of reporting to Aurora Master Servicing.
Date FC sale scheduled	DATE(MM/DD/YYYY)			Date that the foreclosure sale is scheduled to be held.
Date relief/dismissal granted	DATE(MM/DD/YYYY)			Actual date that the dismissal or relief from stay order is entered by the bankruptcy court.
Date REO offer accepted	DATE(MM/DD/YYYY)			Actual date of acceptance of an REO offer.
Date REO offer received	DATE(MM/DD/YYYY)			Actual date of receipt of an REO offer.

1-2-1

Delinquency value	NUMBER(10,2)			Value obtained typically from a BPO prior to foreclosure referral not related to loss mitigation activity.
Delinquency value source	VARCHAR2(15)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Name of vendor or management company that provided the delinquency valuation amount.
Delinquency value date	DATE(MM/DD/YYYY)			Date that the delinquency valuation amount was completed by vendor or property management company.
Delinquency flag	VARCHAR2(2)	Y= 90+ delinq. Not in FC, Bky or Loss mit	N=Less than 90 days delinquent	Servicer defined indicator that identifies that the loan is delinquent but is not involved in loss mitigation, foreclosure, bankruptcy or REO.
Foreclosure flag	VARCHAR2(2)	Y=Active foreclosure	N=No active foreclosure	Servicer defined indicator that identifies that the loan is involved in foreclosure proceedings.
Corporate expense balance	NUMBER(10,2)
Total of all cumulative expenses advanced by the servicer for non-escrow expenses such as but not limited to: FC fees and costs, bankruptcy fees and costs, property preservation and property inspections.

Foreclosure attorney referral date	DATE(MM/DD/YYYY)			Actual date that the loan was referred to local counsel to begin foreclosure proceedings.
Foreclosure valuation amount	NUMBER(15,2)			Value obtained during the foreclosure process. Usually as a result of a BPO and typically used to calculate the bid.
Foreclosure valuation date	DATE(MM/DD/YYYY)			Date that foreclosure valuation amount was completed by vendor or property management company.
Foreclosure valuation source	VARCHAR2(80)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Name of vendor or management company that provided the foreclosure valuation amount.
FHA 27011A transmitted date	DATE(MM/DD/YYYY)			Actual date that the FHA 27011A claim was submitted to HUD.
FHA 27011 B transmitted date	DATE(MM/DD/YYYY)			Actual date that the FHA 27011B claim was submitted to HUD.
VA LGC/ FHA Case number	VARCHAR2(15)
Number that is assigned individually to the loan by either HUD or VA at the time of origination. The number is located on the Loan Guarantee Certificate (LGC) or the Mortgage Insurance Certificate (MIC).

FHA Part A funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from HUD as a result of transmitting the 27011A claim.
Foreclosure actual sale date	DATE(MM/DD/YYYY)			Actual date that the foreclosure sale was held.
Servicer loan number	VARCHAR2(15)			Individual number that uniquely identifies loan as defined by servicer.
Loan type	VARCHAR2(2)	1=FHA Residential 3=Conventional w/o PMI 5=FHA Project 7=HUD 235/265 9=Farm Loan S=Sub prime	2=VA Residentia 4=Commercial 6=Conventional w/PMI 8=Daily Simple Interest Loan U=Unknown	Type of loan being serviced generally defined by the existence of certain types of insurance (i.e.: FHA, VA, conventional insured, conventional uninsured, SBA, etc.).

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Loss mit approval date	DATE(MM/DD/YYYY)			The date determined that the servicer and mortgagor agree to pursue a defined loss mitigation alternative.
Loss mit flag	VARCHAR2(2)	Y= Active loss mitigation	N=No active loss mitigation	Servicer defined indicator that identifies that the loan is involved in completing a loss mitigation alternative.
Loss mit removal date	DATE(MM/DD/YYYY)			The date that the mortgagor is denied loss mitigation alternatives or the date that the loss mitigation alternative is completed resulting in a current or liquidated loan.
Loss mit type	VARCHAR2(2)	L= Loss Mitigation NP=Pending non-performing sale DI= Deed in lieu MO=Modification SH=Short sale	LT=Litigation pending CH= Charge off FB= Forbearance plan PC=Partial claim VA=VA refunding	The defined loss mitigation alternative identified on the loss mit approval date.
Loss mit value	NUMBER(10,2)			Value obtained typically from a BPO prior to foreclosure sale intended to aid in the completion of loss mitigation activity.
Loss mit value date	DATE(MM/DD/YYYY)			Name of vendor or management company that provided the loss mitigation valuation amount.
Loss mit value source	VARCHAR2(15)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Date that the loss mitigation valuation amount was completed by vendor or property management company.
MI certificate number	VARCHAR2(15)			A number that is assigned individually to the loan by the PMI company at the time of origination. Similar to the VA LGC/FHA Case Number in purpose.
LPMI Cost	NUMBER(7,7)			The current premium paid to the PMI company for Lender Paid Mortgage Insurance.
Occupancy status	VARCHAR2(1)	O=Owner occupied U=Unknown	T=Tenant occupied V=Vacant	The most recent status of the property regarding who if anyone is occupying the property. Typically a result of a routine property inspection.
First Vacancy date/ Occupancy status date	DATE(MM/DD/YYYY)			The date that the most recent occupancy status was determined. Typically the date of the most recent property inspection.
Original loan amount	NUMBER(10,2)			Amount of the contractual obligations (i.e.: note and mortgage/deed of trust).
Original value amount	NUMBER(10,2)			Appraised value of property as of origination typically determined through the appraisal process.
Origination date	DATE(MM/DD/YYYY)			Date that the contractual obligations (i.e.: note and mortgage/deed of trust) of the mortgagor was executed.
FHA Part B funds received date	DATE(MM/DD/YYYY)			Actual date that funds were received from HUD as a result of transmitting the 27011B claim.

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Post petition due date	DATE(MM/DD/YYYY)			The post petition due date of a loan involved in a chapter 13 bankruptcy.
Property condition	VARCHAR2(2)	1= Excellent 3=Average 5=Poor	2=Good 4=Fair 6=Very poor	Physical condition of the property as most recently reported to the servicer by vendor or property management company.
Property type	VARCHAR2(2) 3=Condo 6=Prefabricated 7=Mobile home A=Church O=Co-op CT=Condotel	1=Single family 4=Multifamily B=Commercial U=Unknown P=PUD M=Manufactured housing MU=Mixed use	2=Town house 5=Other C=Land only D=Farm R=Row house 24= 2-4 family	Type of property secured by mortgage such as: single family, 2-4 unit, etc.
Reason for default	VARCHAR2(3)
001=Death of principal mtgr
003=Illness of mtgr's family member
004=Death of mtgr's family member
006=Curtailment of income
008=Abandonment of property
011=Property problem
013=Inability to rent property
015=Other
017=Business failure
022=Energy-Environment costs
026= Payment adjustment
029=Transfer ownership pending
031=Unable to contact borrower

002=Illness of principal mtgr
005=Marital difficulties
007=Excessive obligations
009=Distant employee transfer
012=Inability to sell property
014=Military service
016=Unemployment
019=Casualty loss
023= Servicing problems
027=Payment dispute
030=Fraud
INC=Incarceration
Cause of delinquency as identified by mortgagor.
REO repaired value	NUMBER(10,2)			The projected value of the property that is adjusted from the "as is" value assuming necessary repairs have been made to the property as determined by the vendor/property management company.
REO list price adjustment amount	NUMBER(15,2)			The most recent listing/pricing amount as updated by the servicer for REO properties.
REO list price adjustment date	DATE(MM/DD/YYYY)			The most recent date that the servicer advised the agent to make an adjustment to the REO listing price.
REO value (as is)	NUMBER(10,2)			The value of the property without making any repairs as determined by the vendor/property management company.
REO actual closing date	DATE(MM/DD/YYYY)			The actual date that the sale of the REO property closed escrow.
REO flag	VARCHAR2(7)	Y=Active REO	N=No active REO	Servicer defined indicator that identifies that the property is now Real Estate Owned.
REO original list date	DATE(MM/DD/YYYY)			The initial/first date that the property was listed with an agent as an REO.
REO original list price	NUMBER(15,2)			The initial/first price that was used to list the property with an agent as an REO.
REO net sales proceeds	NUMBER(10,2)			The actual REO sales price less closing costs paid. The net sales proceeds are identified within the HUD1 settlement statement.

1-2-4

REO sales price	NUMBER(10,2)			Actual sales price agreed upon by both the purchaser and servicer as documented on the HUD1 settlement statement.
REO scheduled close date	DATE(MM/DD/YYYY)			The date that the sale of the REO property is scheduled to close escrow.
REO value date	DATE(MM/DD/YYYY)			Date that the vendor or management company completed the valuation of the property resulting in the REO value (as is).
REO value source	VARCHAR2(15)	BPO= Broker's Price Opinion	Appraisal=Appraisal	Name of vendor or management company that provided the REO value (as is).
Repay first due date	DATE(MM/DD/YYYY)			The due date of the first scheduled payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay next due date	DATE(MM/DD/YYYY)			The due date of the next outstanding payment due under a forbearance or repayment plan agreed to by both the mortgagor and servicer.
Repay plan broken/reinstated/closed date	DATE(MM/DD/YYYY)			The servicer defined date upon which the servicer considers that the plan is no longer in effect as a result of plan completion or mortgagor's failure to remit payments as scheduled.
Repay plan created date	DATE(MM/DD/YYYY)			The date that both the mortgagor and servicer agree to the terms of a forbearance or repayment plan.
SBO loan number	NUMBER(9)			Individual number that uniquely identifies loan as defined by Aurora Master Servicing.
Escrow balance/advance balance	NUMBER(10,2)			The positive or negative account balance that is dedicated to payment of hazard insurance, property taxes, MI, etc. (escrow items only).
Title approval letter received date	DATE(MM/DD/YYYY)			The actual date that the title approval was received as set forth in the HUD title approval letter.
Title package HUD/VA date	DATE(MM/DD/YYYY)			The actual date that the title package was submitted to either HUD or VA.
VA claim funds received date	DATE(MM/DD/YYYY)			The actual date that funds were received by the servicer from the VA for the expense claim submitted by the servicer.
VA claim submitted date	DATE(MM/DD/YYYY)			The actual date that the expense claim was submitted by the servicer to the VA.
VA first funds received amount	NUMBER(15,2)			The amount of funds received by the servicer from VA as a result of the specified bid.
VA first funds received date	DATE(MM/DD/YYYY)			The date that the funds from the specified bid were received by the servicer from the VA.
VA NOE submitted date	DATE(MM/DD/YYYY)			Actual date that the Notice of Election to Convey was submitted to the VA.
Zip Code	VARCHAR2(5)			U.S. postal zip code that corresponds to property location.

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FNMA Delinquency status code	VARCHAR2(3) 24=Drug seizure 28=Modification 31=Probate 44=Deed-in-lieu 62=VA no-bid 65=Ch. 7 bankruptcy	09=Forbearance 26=Refinance 29=Charge-off 32=Military indulgence 49=Assignment 63=VA Refund 66=Ch. 11 bankruptcy	17=Preforeclosure sale 27=Assumption 30=Third-party sale 43=Foreclosure 61=Second lien considerations 64=VA Buydown 67=Ch. 13 bankruptcy	The code that is electronically reported to FNMA by the servicer that reflects the current defaulted status of a loan (i.e.: 65, 67, 43 or 44).
FNMA delinquency reason code	VARCHAR2(3)
001=Death of principal mtgr
003=Illness of mtgr's family member
005=Marital difficulties
007=Excessive obligations
009=Distant employee transfer
012=Inability to sell property
014=Military service
016=Unemployment
019=Casualty loss
023= Servicing problems
027=Payment dispute
030=Fraud
INC=Incarceration

002=Illness of principal mtgr
004=Death of mtgr's family member
006=Curtailment of income
008=Abandonment of property
011=Property problem
013=Inability to rent property
015=Other
017=Business failure
022=Energy-Environment costs
026= Payment adjustment
029=Transfer ownership pending
031=Unable to contact borrower
The code that is electronically reported to FNMA by the servicer that describes the circumstance that appears to be the primary contributing factor to the delinquency.
Suspense balance	NUMBER(10,2)			Money submitted to the servicer, credited to the mortgagor's account but not allocated to principal, interest, escrow, etc.
Restricted escrow balance	NUMBER(10,2)			Money held in escrow by the mortgage company through completion of repairs to property.
Investor number	NUMBER (10,2)			Unique number assigned to a group of loans in the servicing system.

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EXHIBIT 2

FORM OF CUSTODIAL ACCOUNT CERTIFICATION

_______ __, 2001

_____________________________________________ hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 2.04 of the Flow Interim Servicing Agreement, dated as of April 10, 2006, Fixed and Adjustable Rate Mortgage Loans, Group 2006-FLOW.

Title of Account: “GreenPoint Mortgage Funding Inc. in trust for the registered Purchaser, Group 2006-FLOW.”

Account Number: ____________________________

Address of office or branch
of the Seller at
which Account is maintained:___________________

GREENPOINT MORTGAGE FUNDING INC.
Seller

By:  ______________________________
Name:
Title:

2-1

EXHIBIT 3

FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

_______ __, 2001
To:	_______________________________
_______________________________
_______________________________
(the “Depository”)

As Seller under the Flow Interim Servicing Agreement, dated as of April 10, 2006, Fixed and Adjustable Rate Mortgage Loans, Group 2001-1 (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 2.04 of the Agreement, to be designated as “GreenPoint Mortgage Funding Inc. in trust for the Fixed and Adjustable Rate Mortgage Loans - Group 2006-FLOW.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

GREENPOINT MORTGAGE FUNDING INC.

_______________________________

Seller

By:  ____________________________
Name:
Title:
Date:

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

3-1

______________________________
         Depository

By:  ___________________________
Name:
Title:
Date:

3-2

EXHIBIT 4

FORM OF ESCROW ACCOUNT CERTIFICATION

_________ ___, 200_

GreenPoint Mortgage Funding Inc. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 2.06 of the Flow Interim Servicing Agreement, dated as of April 10, 2006, Fixed and Adjustable Rate Mortgage Loans, Group 2006-FLOW.

Title of Account: “GreenPoint Mortgage Funding Inc. in trust for the Purchaser of the Fixed and Adjustable Rate Mortgage Loans, Group ___, and various Mortgagors.”

Account Number: _________________________

Address of office or branch
of the Seller at
which Account is maintained:_________________

GREENPOINT MORTGAGE FUNDING INC.
Seller

By:  ____________________________
Name:
Title:
Date:

4-1

EXHIBIT 5

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

_______ __, 200_
To:	_______________________________
_______________________________
_______________________________
(the “Depository”)

As Seller under the Flow Interim Servicing Agreement, dated as of April 10, 2006, Fixed and Adjustable Rate Mortgage Loans, Group 2006-FLOW (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 2.06 of the Agreement, to be designated as “GreenPoint Mortgage Funding Inc., in trust for the Purchasers of Fixed and Adjustable Rate Mortgage Loans - Group 2006-FLOW.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

GREENPOINT MORTGAGE FUNDING INC.
Seller

By:  ______________________________
Name:
Title:
Date:

5-1

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

_________________________________
Depository

By:  _________________________________
Name:
Title:
Date:

5-2

EXHIBIT 6

ACKNOWLEDGMENT AGREEMENT

On this ____ day of ____________, 200_, Lehman Capital, A Division of Lehman Brothers Holdings Inc., (the “Purchaser”) as the Purchaser under that certain Flow Interim Servicing Agreement dated as of April 10, 2006, (the “Agreement”), does hereby contract with GreenPoint Mortgage Funding Inc. (the “Seller”) as Seller under the Agreement, for the servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto. The Seller hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the attached Mortgage Loan Schedule all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Seller by the Purchaser in accordance with the terms of the Agreement.

With respect to the Mortgage Loans made subject to the Agreement hereby, the Closing Date shall be ___________________ and the Transfer Date shall be _______________.

All other terms and conditions of this transaction shall be governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

6-1

This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.
PURCHASER:
LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.
By:________________________________
Name:______________________________
Title:_______________________________

SELLER:
GREENPOINT MORTGAGE FUNDING INC.
By:________________________________
Name:______________________________
Title:_______________________________

6-2

EXHIBIT 7

ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _______________________ of [NAME OF COMPANY], certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

1.           I have reviewed the servicer compliance statement of the Seller provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Seller’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Seller during 200[ ] that were delivered by the Seller to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Seller Servicing Information”);

2.           Based on my knowledge, the Seller Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Seller Servicing Information;

3.            Based on my knowledge, all of the Seller Servicing Information required to be provided by the Seller under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

4.           I am responsible for reviewing the activities performed by the Seller as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Seller has fulfilled its obligations under the Agreement in all material respects; and

5.           The Compliance Statement required to be delivered by the Seller pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Seller and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

7-1

Capitalized terms used but not defined herein shall have the meanings assigned in [the Trust Agreement] [the Pooling and Servicing Agreement] [the Servicing Agreement].

Date: _________________________

By:____________________________
[Name]
[Title]

7-2

EXHIBIT 8

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Seller] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

8-1

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

8-2

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF SELLER] [NAME OF SUBSERVICER]

Date: _________________________

By: ________________________________
[Name]
[Title]

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